UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2009

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Waiver to Credit Agreement

As previously announced, on June 3, 2009, Harrah’s Operating Company, Inc. (the “Company”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant”) entered into an amendment and waiver (the “Amendment”) to its credit agreement dated as of January 28, 2008 (the “Credit Agreement”) to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the $1,375,000,000 principal amount of 11  1/4% senior secured notes due 2017 being offered in the previously announced offering, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under its senior secured credit facilities, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans and revolving loans under such senior secured credit facilities at par; (ii) exclude from the maintenance covenant under its senior secured credit facilities (x) notes secured with a first priority lien on the assets of the Company and the subsidiaries that secure the senior secured credit facilities (including the $1,375,000,000 aggregate principal amount note offering noted above and any subsequent issuances of notes secured with a first priority lien on the assets of the Company and such subsidiaries) that collectively result in up to $2 billion of net proceeds (provided that the aggregate face amount of all such notes shall not exceed $2.2 billion) and (y) up to $250 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures (including in certain cases the requirement that any such offers be made on a pro rata basis to all lenders) allow the Company to buyback loans from individual lenders at negotiated prices, which may be less than par; and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow the Company to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Company to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension. The Credit Agreement was initially filed as Exhibit 10.1 to a Form 8-K/A filed on February 7, 2008.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: June 6, 2009	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Vice President, Associate General Counsel and Corporate Secretary